UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 5, 2007
___________________________________________________________

IGI, INC.
(Exact Name of Registrant as Specified in Charter)
___________________________________________________________

Delaware	001-08568	01-0355758
(State or Other Jurisdiction	(Commission File Number)	(I.R.S. Employer
of Incorporation)

105 Lincoln Avenue
Buena, New Jersey 08310
(Address of Principal Executive Offices) (Zip Code)

(856) 697-1441
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry Into a Material Definitive Agreement

      On December 5, 2007 the Registrant and Federico Buonnano entered into a subscription agreement pursuant to which the Registrant agreed to sell to Mr. Buonanno (i) 50 shares of convertible preferred stock (to be created prior to the issuance thereof) with a liquidation preference of $10,000 per share, with each share of preferred stock, convertible into 10,000 shares of common stock of the Registrant; and (ii) a warrant to purchase 175,000 shares of common stock at an exercise price of $1.25 per share, expiring two years from issuance, for an aggregate consideration of $500,000. The closing of the transaction is subject to approval for listing of the shares of common stock underlying the preferred stock and shares of common stock underlying the warrant on the American Stock Exchange and the acceptance for filing by the Delaware Secretary of State of the Certificate of Designations for the series of preferred stock to be issued. The holders of preferred stock will vote the preferred stock on as-converted basis, together with the shares of common stock. The preferred stock will automatically convert into common stock of the Registrant if the last reported sale price of the Registrant's common stock on the American Stock Exchange exceeds $2.50 for a period of ten (10) consecutive trading days.

      On December 10, 2007, the Registrant and Univest Management, Inc. EPSP ("Univest"), an entity controlled by Frank Gerardi, former CEO and former Director of the Registrant and a beneficial owner of over 10% of the Registrant's outstanding capital stock, entered into a subscription agreement pursuant to which the Registrant will issue to Univest 150,000 shares of the Registrant's common stock and a warrant to purchase 52,500 shares of common stock at an exercise price of $1.25 per share, expiring two years from issuance, for aggregate consideration of $150,000. The closing of the transaction is subject to the approval for listing of the shares of common stock and shares of common stock underlying the warrant on the American Stock Exchange.

      The Registrant will issue the above mentioned securities in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended and/or Regulation D promulgated under the Securities Act of 1933.

The proceeds of the above mentioned transactions will be used for general working capital purposes.

Item 3.02 Sale of Unregistered Equity Securities.

Item 1.01 is hereby incorporated by reference.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IGI, INC.

	By:	/s/ Carlene Lloyd

Carlene Lloyd
Vice President of Finance

Date: December 14, 2007

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